SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

Charter Communications, Inc. today announced that its indirect subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp., intend to offer Senior Floating Rate Notes for gross estimated proceeds of approximately $500 million in a private transaction. It is expected that the net proceeds from this proposed offering will be used to pay down debt and for general corporate purposes. The entirety of the press release appearing in Exhibit 99.1 hereto is not filed but furnished pursuant to Regulation FD.

ITEM 9.01. EXHIBITS.

The following exhibit is not filed but furnished pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press release dated as of December 1, 2004.*

* furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: December 1, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated as of December 1, 2004.*

* furnished herewith